SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 30, 2008

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

YA Global Financing

On May 30, 2008, NeoMedia Technologies, Inc., a Delaware corporation (the "Company") issued and sold a secured convertible debenture (the “Debenture”) to YA Global Investments, L.P. (the “Investor”) in the principal amount of Seven Hundred Ninety Thousand Dollars ($790,000). The Debenture shall mature, unless extended by the holder in accordance with the terms of the Debenture, on May 30, 2010 (“Maturity Date”). The Debenture shall accrue interest at a rate equal to fifteen percent (15%) per annum and such interest shall be paid quarterly in arrears beginning on July 1, 2008 and on the Maturity Date or sooner as provided therein) in cash. At any time after the Transaction Date, the Investor shall be entitled to convert any portion of the outstanding and unpaid principal and accrued interest thereon into fully paid and non-assessable shares of Common Stock at a price equal to the lesser of $0.015 and eighty percent (80%) of the lowest volume weighted average price of the Common Stock during the ten (10) trading days immediately preceding each conversion date. The Company shall not affect any conversion, and the Investor shall not have the right to convert any portion of the Debenture to the extent that after giving effect to such conversion, the Investor (together with the Investor’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest.

In connection with the Debenture, the Company (a) paid Seventy Thousand Dollars ($70,000) directly from the proceeds of the closing to Yorkville Advisors LLC (“Investment Manager”) to compensate the Investment Manager for monitoring and managing the purchase and investment made by the Investor pursuant to the Investment Manager’s existing advisory obligations to the Investor, (b) paid a nonrefundable structuring and due diligence fee to the Investment Manager equal to Twenty Thousand Dollars ($20,000) directly from the proceeds of the closing and (c) issued a warrant for the Investor to purchase Fifty Million (50,000,000) shares of the Company’s common stock at an exercise price of $0.01 per share, which such warrant expires on May 30, 2015. In accordance with the terms of the warrant, a copy of which is attached hereto, in no event shall the holder be entitled t exercise the warrant for a number of shares in excess of that number of warrant shares which, upon giving effect to such exercise, would cause the aggregate number of shares of the Company’s common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Company’s common stock following such exercise, except within sixty (60) days of May 30, 2015. If at the time of exercise the warrant shares are not subject to an effective registration statement or if an event of default thereunder has occurred, the holder may make a cashless exercise of the warrant in accordance with the formula set forth in the warrant.

In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Investor shall have the right to (A) declare the entire amount due and owing under the Debenture, (B) exercise its rights available as if an Event of Default has occurred (as such term is defined in the Debenture, (C) convert the aggregate amount of the Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Investor shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of the Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (D) in the case of a merger or consolidation, require the surviving entity to issue to the Investor a convertible debenture with a principal amount equal to the aggregate principal amount of the Debenture then held by the Investor, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible debenture shall have terms identical (including with respect to conversion) to the terms of the Debenture, and shall be entitled to all of the rights and privileges of the Investor of the Debenture set forth therein and the agreements pursuant to which the Debenture was issued. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Investor the right to receive the securities, cash and property upon any conversion or redemption following such event.

The Debenture is secured by (a) certain Pledged Property, as such term is defined in that certain Security Agreement, dated August 24, 2007, by and among the Company, each of the Company’s subsidiaries made a party thereto and the Investor and perfected pursuant to UCC-1 Financing Statements filed with the Delaware Department of State (the UCC Filing Section) on or about August 24, 2007 and with the Florida Secured Transaction Registry on or about August 24, 2007 and (b) certain Patent Collateral, as such term is defined in that certain Security Agreement (Patent), dated August 24, 2007, by and among the Company, each of the Company’s subsidiaries made a party thereto and the Investor.

Settlement and Release Agreement (Hoffman)

On June 3, 2008, in connection with the resignation of Mr. William Hoffman which was effective on May 22, 2008, the Company and Mr. Hoffman consummated a Settlement Agreement and Release (the “Agreement”) whereby the parties agreed to terminate Mr. Hoffman’s June 18, 2007 Employment Agreement, effective May 29, 2008. Pursuant to the Hoffman Agreement, the Company agreed to pay to Mr. Hoffman a severance payment equal to One Hundred Eighty-Seven Thousand Five-Hundred Dollars ($187,500), of which Ninety-Three Thousand Seven Hundred Fifty Dollars ($93,750) has already been paid and the remainder shall be paid to the Executive in four (4) equal monthly installments of Twenty-Three Thousand Four Hundred Thirty-Seven Dollars and Fifty Cents ($23,437.50) commencing on November 1, 2008 in accordance with the Company's customary payroll practices.

Additionally, pursuant to the terms of the Hoffman Agreement, Mr. Hoffman is entitled to continue to participate in or receive health, welfare, life insurance, long-term disability insurance and similar benefits as the Company provides generally from time to time to its senior executives, and to its employees, generally, through and until the earlier of (a) the last day of the month in which the final installment payment is paid (the “Expiration Date”) and (b) such date that Mr. Hoffman obtains employment and becomes eligible for benefits of such employer. Mr. Hoffman was also granted an option to purchase Ten Million (10,000,000) shares of the Company’s common stock, par value $0.01 per share, at $0.01 per share. All of such options have vested and are exercisable through the Expiration Date. A copy of the Hoffman Agreement is attached hereto as Exhibit 10.5 and a copy of Mr. Hoffman’s Resignation Letter is attached hereto as Exhibit 10.6.

Settlement and Release Agreement (Pazera)

On June 2, 2008, the Company and Frank J. Pazera entered into a Settlement Agreement and Release (the “Pazera Agreement”) whereby the parties agreed to terminate Mr. Pazera’s January 1, 2008 Employment Agreement, effective June 2, 2008. Pursuant to the Pazera Agreement, the Company agreed to pay to Mr. Pazera a severance payment equal to Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($66,667), which such payment shall be made to Mr. Pazera in eight (8) equal semi-monthly installments of Eight-Thousand Three-Hundred Thirty-Three Dollars and Thirty-Eight Cents ($8,333.38) commencing on June 15, 2008 (the “Commencement Date”) in accordance with the Company's customary payroll practices.

Additionally, pursuant to the terms of the Pazera Agreement, Mr. Pazera is entitled to continue to participate in or receive medical, life, and disability insurance as the Company provides generally from time to time to its senior executives, and to its employees, generally, through and until the until the earlier of (a) the last day of the month in which the final installment payment is paid in accordance with Section 3 herein above (the “Expiration Date”) and (b) such date that the Executive obtains employment and becomes eligible for benefits of such employer. Furthermore, the Company shall pay to Mr. Pazera Ten Thousand Dollars ($10,000) within five (5) days of the Commencement Date, which such payment represents fifty percent (50%) of Mr. Pazera’s first quarter 2008 bonus under his now terminated Employment Agreement. A copy of the Pazera Agreement is attached hereto as Exhibit 10.7.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

On June 2, 2008, the Board of Directors of the Company appointed J. Scott Womble to serve as the Company’s Chief Financial Officer, effective May 22, 2008. Mr. Womble replaces Mr. Frank J. Pazera, who had joined the Company on October 19, 2007 as Chief Financial Officer and amicably resigned effective as of May 22, 2008. A copy of Mr. Pazera’s resignation letter is attached hereto as Exhibit 10.8.

Mr. Womble previously served as the Company’s interim Chief Financial Officer from June 2007 through October 19, 2007 and then as a consultant to the Company through May 22, 2008. Prior to his service as interim CFO, Mr. Womble had worked as the Company’s Director of Financial Reporting and Controller since April 2006, where he has been responsible of all aspects of the Company’s financial reporting process. Prior to joining the Company, Mr. Womble was Corporate Controller for Bonded Builders, a Port Charlotte, Florida based insurance company.

Mr. Womble shall receive a base salary equal to $150,000, payable semi-monthly, plus health, welfare, life insurance, long-term disability insurance and similar benefits as the Company provides generally from time to time to its senior executives. Additionally, Mr. Womble shall receive a bonus equal to 30% of his base salary subject to the satisfaction by Mr. Womble of certain performance targets as determined by the Board of Directors.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 herein above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c)  Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Secured Convertible Debenture, dated May 30, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

Exhibit 10.2	Warrant, dated May 30, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.3	Security Agreement, dated August 24, 2007, by and among the Company, each of the Company’s subsidiaries made a party thereto and YA Global Investments, L.P.	Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K as filed with the SEC on August 30, 2007

Exhibit 10.4	Patent Security Agreement, dated August 24, 2007, by and among the Company, each of the Company’s subsidiaries made a party thereto and YA Global Investments, L.P.	Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K as filed with the SEC on August 30, 2007

Exhibit 10.5	Settlement Agreement and Release, dated June 3, 2008, by and between the Company and William Hoffman	Provided herewith

Exhibit 10.6	Resignation Letter, effective May 22, 2008, executed by William Hoffman	Provided herewith

Exhibit 10.7	Settlement Agreement and Release, dated June 2, 2008, by and between the Company and Frank J. Pazera	Provided herewith

Exhibit 10.8	Resignation Letter, effective May 22, 2008, executed by Frank J. Pazera	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Scott Womble
	Name:	Scott Womble
	Its:	Chief Financial Officer